As filed with the Securities and Exchange Commission on December 8, 2011
Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

J & J SNACK FOODS CORP.
(Exact name of Registrant as specified in its charter)
____________________

New Jersey	22-1935537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6000 Central Highway
Pennsauken, New Jersey 08109
(Address of Principal executive offices)

J & J SNACK FOODS CORP.
2011 STOCK OPTION PLAN
(Full title of Plan)
____________________

GERALD B. SHREIBER
Chairman, President, Chief Executive Officer and Director
J & J Snack Foods Corp.
6000 Central Highway
Pennsauken, NJ 08109
(Name and address of agent for service)
___________________

(800) 486-9533
(Telephone number, including area code, of agent for service)
__________________

Copies to:

A. FRED RUTTENBERG, ESQUIRE

Flaster/Greenberg, P.C.
1810 Chapel Avenue West
Cherry Hill, NJ 08002
(856) 661-1900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check is a	Smaller reporting company	☐
smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	800,000(2)	$52.06(3)	$41,648,000	$4,835.33

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.  Pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the 2011 Stock Option Plan (the “2011 Plan”).

(2)	Represents 800,000 shares of common stock available for future issuance under the 2011 Plan.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.  The average trading price of the Company’s common stock as reported on the NASDAQ Global Market on December 1, 2011 was $52.06 per share.

Proposed sales to take place as soon after the effective date of the registration statement as awards are granted, exercised or distributed under the 2011 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this registration statement (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THS REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously or concurrently filed by J & J Snack Foods Corp. (“J & J” or the “Company”) with the Commission are hereby incorporated by reference in this Registration Statement:

(i)           The Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2011 (File No. 0-14616) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all amendments thereto;

(ii)          All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above; and

(iii)         The description of the Company’s Common Stock, which is incorporated by reference to the Company’s Registration Statement on Form S-2 (File No. 33-40811) filed with the Commission on May 24, 1991 and all amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, be reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Under Section 14A:3-5 of the New Jersey Business Corporation Act (the “NJBCA”), the Company must indemnify each of its directors and officers for his expenses (that is, reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he is successful on the merits.

The By-Laws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Company or other entity) by reason of the fact that such director or officer is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys’ fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in accordance with such action, suit or proceeding, except as otherwise provided in the By-Laws.  Expenses incurred by a director of officer of the Company in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company, except as otherwise provided in the By-Laws.  The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, provisions contained in the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under the Certificate of Incorporation or any by-law, agreement, vote of shareholders or directors of otherwise, both as to action in such director’s or officer’s official capacity and as to action in another capacity while holding that office.

The Amended and Restated Certificate of Incorporation of the Company provides that directors shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that such provision shall not relieve a director from such liability for any breach of duty based on an act or omission (a) in breach of such director’s duty of loyalty to the Company or its shareholders, or (b) not in good faith or involving a knowing violation of law, or (c) resulting in the receipt by such director of an improper personal benefit.

The Company’s directors and officers are currently insured under a Directors and Officers Liability Including Company Reimbursement Policy with a policy limit of $5,000,000, subject to certain deductibles and exclusions, for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers of the Company in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Company.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit Number	Description of Document

5.1*	Opinion of counsel regarding legality

10.1*	2011 Stock Option Plan

23.1*	Consent of Grant Thornton LLP

23.2	Consent of Counsel (included as part of Exhibit 5.1)

*Filed herewith

Item 9.  Undertakings.

(a)  The undersigned registrant herby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each fling of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Pennsauken, State of New Jersey on December 8, 2011.

J & J SNACK FOODS CORP.

Date: December 8, 2011	By: s/Gerald B. Shreiber Gerald B. Shreiber Chairman, President, Chief Executive Officer and Director (Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald B. Shreiber, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

s/Gerald B. Shreiber Gerald B. Shreiber	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2011
s/Dennis G. Moore Dennis G. Moore	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer) (Principal Accounting Officer)	December 8, 2011
s/Sidney R. Brown Sidney R. Brown	Director	December 8, 2011
s/Leonard M. Lodish Leonard M. Lodish	Director	December 8, 2011
s/Peter G. Stanley Peter G. Stanley	Director	December 8, 2011

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of counsel regarding legality

10.1*	2011 Stock Option Plan

23.1*	Consent of Grant Thornton LLP

23.2	Consent of Counsel (included as part of Exhibit 5.1)

*Filed herewith